UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2017

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36600	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022
(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2017, Sajan, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its revolving line of credit facility with Silicon Valley Bank (the “Credit Facility”). The Amendment extends the maturity date of the Credit Facility to March 27, 2018. Additionally, the Amendment adjusted the interest rate provisions to provide that the unpaid principal amount borrowed under the Credit Facility accrues interest at a floating rate per annum equal to (a) one half of one percent (0.5%) above the “prime rate” published from time to time in the money rates section of the Wall Street Journal (the “Prime Rate”) when the liquidity ratio is greater than or equal to 1.75 to 1.0 and (b) one and three quarters of one percent (1.75%) above the Prime Rate when the liquidity ratio is less than 1.75 to 1.0. The interest rate floor remains set at four percent (4.0%) per annum. Additionally, the Amendment deletes the fee previously required to be paid based on the unused portion of the Credit Facility.

The Amendment is set forth in that certain Third Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, entered into as of April 12, 2017 and effective as of March 27, 2017. The Amendment now requires the Company to maintain a consolidated minimum tangible net worth of at least $4,000,000 increasing as of the last day of each fiscal quarter by an amount equal to 25% of the sum of (i) the Company’s net income for such quarter, (ii) any increase in the principal amount of the Company’s outstanding subordinated debt during such quarter, and (iii) the net amount of proceeds received by the Company in such quarter from the sale or issuance of equity securities. Losses in any quarter do not reduce the required tangible net worth. The Amendment also provides that following a permitted acquisition by the Company, the Company will no longer have to comply with the tangible net worth covenant; rather, the Company will be required to maintain, on a consolidated basis, EBITDA of at least $250,000 for the trailing six (6) month period ending on the last day of each month.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, entered into as of April 12, 2017 and effective as of March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: April 14, 2017

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, entered into as of April 12, 2017 and effective as of March 27, 2017.